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                                                                    EXHIBIT 23.3



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this Form S-3 of our report dated February 28, 1997 included in the Form 10-K as of December 31, 1997. It should be noted that we have not audited any financial statements of the company subsequent to December 31, 1996 or performed any audit procedures subsequent to the date of our report.


                                                        ARTHUR ANDERSEN LLP


Washington, D.C.
February 1, 1999